Exhibit 12
                        TELEPHONE AND DATA SYSTEMS, INC.
                       RATIOS OF EARNINGS TO FIXED CHARGES
                     For the Six Months ended June 30, 2001
                             (Dollars In Thousands)




EARNINGS:
  Income from Continuing Operations before income taxes         $      (469,842)
  Add (Deduct):
    Earnings on Equity Method                                           (17,175)
    Distributions from Minority Subsidiaries                              7,540
                                                                ----------------
                                                                       (479,477)

    Add fixed charges:
      Consolidated interest expense                                      67,633
      Interest Portion (1/3) of Consolidated Rent Expense                 8,895
                                                                ----------------
                                                                $      (402,949)
                                                                ================

FIXED CHARGES:
    Consolidated interest expense                               $        67,633
    Interest Portion (1/3) of Consolidated Rent Expense                   8,895
                                                                ----------------
                                                                $        76,528
                                                                ================

RATIO OF EARNINGS TO FIXED CHARGES                                        (5.27)
                                                                ================

    Tax-Effected Redeemable Preferred Dividends                 $            29
    Fixed Charges                                                        76,528
                                                                ----------------
    Fixed Charges and Redeemable Preferred Dividends            $        76,557
                                                                ================

RATIO OF EARNINGS TO FIXED CHARGES
  AND REDEEMABLE PREFERRED DIVIDENDS                                      (5.26)
                                                                ================

    Tax-Effected Preferred Dividends                            $           384
    Fixed Charges                                                        76,528
                                                                ----------------
    Fixed Charges and Preferred Dividends                       $        76,912
                                                                ================

RATIO OF EARNINGS TO FIXED CHARGES
  AND PREFERRED DIVIDENDS                                                 (5.24)
                                                                ================